                                                            Exhibit 99.1

[UNITEDAUTO LOGO]

						UnitedAuto Group, Inc.
                                                375 Park Avenue, 11th Floor
                                                New York, NY 10152

Contact:   Karl Winters               Allison Wey            Stefanie King
           Chief Financial Officer    Edelman Financial      Edelman Financial
           212 230-0400               212 704-4424           212 704-8291

FOR IMMEDIATE RELEASE
---------------------

          UNITEDAUTO REPORTS FOURTH QUARTER AND YEAR END 1997 RESULTS

          ------------------------------------------------------------

 COMPANY REPORTS NET LOSS OF $26.9 MILLION, INCLUDING PREVIOUSLY ANNOUNCED CHARGE, OR LOSS OF $1.41 PER SHARE, ON REVENUES OF $546.0 MILLION FOR THE
  FOURTH QUARTER; LOSS INCLUDES RESULTS OF NINE FRANCHISES TO BE DIVESTED

          ------------------------------------------------------------

              COMMITMENT FOR $75.0 MILLION CREDIT FACILITY SECURED

          ------------------------------------------------------------

NEW YORK, NY, FEBRUARY 18, 1998 - UnitedAuto Group, Inc. (NYSE: UAG), the nation's second largest publicly-traded automotive retailer, today announced results for the fourth quarter and year ended December 31, 1997.

         In the fourth quarter, revenues were $546.0 million as compared to $372.7 million of pro forma revenues and $347.2 million of actual revenues in the comparable prior year period.

         Gross profit margin for the quarter was 11.0% compared to 11.8% on a pro forma basis and 11.1% on an actual basis in the comparable prior year period.

         The net loss in the fourth quarter was $26.9 million as compared to net income of $4.9 million pro forma, or a loss of $3.5 million on an actual basis, in 1996. The loss per share in the fourth quarter 1997 was $1.41 versus pro forma earnings per share of $0.27, or a loss of $0.22 per share on an actual basis, in the comparable prior year period.

         As announced on January 13, 1998, fourth quarter results include a pre-tax charge of $31.7 million ($19.5 million after-tax) taken to realign certain elements of the Company's operations. This charge relates principally to the divestiture of nine automotive franchises, subject to manufacturer approval, as well as other related charges; real estate expenses; the closure of three stand-alone used vehicle satellite locations in Arkansas; and the disposal of related inventory. The aggregate charge also includes $6.8 million pre-tax related to certain corporate activities as well as $1.0 million pre-tax related to the Company's auto finance subsidiary.

                                     -more-
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                                      -2-

         The Company added that its fourth quarter 1997 results reflect greater than expected unit volume decline throughout its dealership network as well as an expected loss at its automotive finance subsidiary.

         The results reflect the addition of 32 dealership franchises over the previous year, and a change in the Company's method of accounting for new vehicle inventory from LIFO to the Specific Identification Method. Diluted weighted average shares outstanding were 19,104,000 in the fourth quarter 1997 compared to 17,872,000 and 16,025,000 on a pro forma and actual basis, respectively, in the comparable prior year period.

         Of the $546.0 million in fourth quarter dealership revenues, vehicle sales represented approximately 86.8%, or $474.0 million of the total; finance and insurance revenues represented approximately 3.0% or $16.5 million of the total; and service and parts revenues of $55.5 million represented the remaining 10.2%.

         The Company sold 12,804 new and 7,736 used vehicles during the fourth quarter versus 9,145 new and 5,162 used vehicles on a pro forma basis for the comparable 1996 period.

         For the fiscal year ended December 31, 1997, revenues were $2.1 billion as compared to $1.6 billion of pro forma revenues and actual revenues of $1.3 billion in the comparable prior year period.

         The net loss for the year was $10.1 million as compared to net income of $21.8 million pro forma, or $3.0 million on an actual basis in 1996. The loss per share was $0.54 versus pro forma earnings per share of $1.22 per share, or $0.28 per share on an actual basis for 1996.

         Diluted weighted average shares outstanding were 18,607,000 for fiscal 1997 compared to 17,872,000 and 10,851,00 on a pro forma and actual basis, respectively in 1996.

         Of the $2.1 billion in 1997 dealership revenues, vehicle sales represented approximately 87.6%, or $1.6 billion of the total; finance and insurance revenues represented approximately 3.3%, or $68.8 million of the total; and service and parts revenues of $190.8 million represented the remaining 9.1%.

         The Company said that it sold 50,985 new and 31,253 used vehicles during 1997 versus 41,621 new and 23,690 used vehicles on a pro forma basis for the comparable 1996 period.

         Marshall S. Cogan, Chairman and Chief Executive Officer, said, "1997 presented UnitedAuto with several challenges in addition to several growth opportunities. To better position our business for the future, we realigned certain aspects of our operations during the fourth quarter. Our strategic direction is clear and correct. We remain committed to our auto retailing concept."
                                     -more-

     Samuel X. DiFeo, President and Chief Operating Officer, added, "The charge recorded during the fourth quarter 1997 allowed us to eliminate certain under-performing assets, which we expect to result in enhanced cash flow and an improved foundation for growth. We have also instituted more rigorous benchmarking guidelines to better measure our dealership performance."

     The Company said that it had completed the sale of two of its Long Island, NY dealerships and had closed a franchise in Arkansas. The Company added that it is proceeding with the divestiture of five franchises at its Danbury, CT location and that plans relating to the previously announced divestiture in its Atlanta region are nearing completion.

     The Company also announced today a commitment for a new $75.0 million credit facility, including a $50.0 million term loan and a $25.0 million revolving credit agreement. In connection with this financing, the Company will terminate its Senior Credit Facility.

     UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships and from strategic acquisitions, operates franchises in Arizona, Arkansas, Connecticut, Florida, Georgia, Illinois, Indiana, Louisiana, Nevada, New Jersey, New York, North Carolina, Puerto Rico, South Carolina, Tennessee, and Texas. UnitedAuto dealerships sell new and used vehicles and market a complete line of aftermarket automotive products and services through UnitedAuto Care. The Company also owns UnitedAuto Finance Inc., formerly Atlantic Auto Finance, a finance company engaged in the purchase, sale and servicing of primarily prime credit quality automobile loans.

     This press release contains forward-looking information, and actual results may materially vary from those expressed or implied herein. Factors that could affect these results include those mentioned in the Company's Prospectus filed with the Securities and Exchange Commission on December 10, 1997.

     Editors Note: UnitedAuto's logo and executive photos can be retrieved in digital form by media without charge from Wieck Photo Database (972) 392-0888.

                                     -more-

                             UNITEDAUTO GROUP, INC.
               Consolidated Statements of Operations (unaudited)
                 ($ Thousands, except share and per share data)


                                                                                          Fourth Quarter(a)
                                                                         ---------------------------------------------------
                                                                               1997              1996              1996
                                                                              Actual         Pro Forma(b)         Actual
                                                                              ------         ------------         ------
AUTO DEALERSHIPS
  Vehicle Sales                                                               $474,000            $330,415        $310,392
  Finance and Insurance                                                         16,474              10,787           8,291
  Service and Parts                                                             55,541              31,489          28,564
                                                                                ------              ------          ------
    Total Revenues                                                             546,015             372,691         347,247
Cost of Sales, Including Floor Plan Interest                                   485,856             328,763         308,696
                                                                               -------             -------         -------

  Gross Profit                                                                  60,159              43,928          38,551
Selling, General and Administrative Expenses                                    94,699              36,587          34,204
                                                                                ------              ------          ------
Operating Income                                                               (34,540)              7,341           4,347
Other Interest Income (Expense)                                                 (6,822)                 86            (779)
Other Income (Expense) Net                                                          --                  --             258
Equity in Loss of Uncombined Investees                                              --                  --             (47)
                                                                                ------              ------          ------

INCOME (LOSS) BEFORE INCOME TAXES - AUTO DEALERSHIPS                           (41,362)              7,427           3,779
                                                                              --------              ------          ------

AUTO FINANCE
  Revenues                                                                         143                 194             194
  Interest Expense                                                                (606)               (145)           (145)
  Operating and Other Expenses                                                  (1,898)               (813)           (813)
                                                                               -------               -----           -----
LOSS BEFORE INCOME TAXES - AUTO FINANCE                                         (2,361)               (764)           (764)
                                                                               -------               -----           -----

TOTAL COMPANY
  Income (Loss) Before Minority Interests, Benefit
    (Provision) for Income Taxes and Extraordinary Item                        (43,723)              6,663           3,015
  Minority Interests                                                               (20)                 --            (514)
  Benefit (Provision) for Income Taxes                                          16,817              (1,799)         (1,031)
                                                                                ------              -------         -------
Income (Loss) Before Extraordinary Item                                        (26,926)              4,864           1,470
Extraordinary Item                                                                  --                  --          (4,987)
                                                                                ------               ------         -------
Net Income (Loss)                                                             $(26,926)             $4,864         $(3,517)
                                                                            ===========         ============    ===========
Diluted Income (Loss) Per Share Before Extraordinary Item                       $(1.41)              $0.27           $0.09
Diluted Income (Loss) Per Share                                                 $(1.41)              $0.27          $(0.22)
                                                                            ===========         ============    ===========
Weighted Average Shares Outstanding                                         19,104,000          17,872,000      16,025,000
                                                                            -----------         ------------    -----------
EBITDA(c)                                                                     $(23,256)             $8,882          $5,912




(a) Amounts have been restated to reflect a change in the method of accounting for new vehicle inventories from the LIFO method to the Specific Identification Method.

(b) The Pro Forma Consolidated Statement of Operations for 1996 reflects the Company's completion of its initial public offering of 6,250,000 shares on October 28, 1996 , 1996 acquisitions and other transactions related to the Company's IPO.

(c) EBITDA is defined as income before minority interests, provision for income taxes, interest expense (exclusive of interest expense relating to floor plan notes payable), and depreciation and amortization.

                                     -more-

                             UNITEDAUTO GROUP, INC.
               Consolidated Statements of Operations (unaudited)
                 ($ Thousands, except share and per share data)



                                                                                          Year(a)
                                                                      -------------------------------------------------
                                                                              1997             1996             1996
                                                                             Actual        Pro Forma(b)        Actual
                                                                             ------        ------------        ------
AUTO DEALERSHIPS
  Vehicle Sales                                                            $1,827,609         $1,421,436      $1,164,569
  Finance and Insurance                                                        68,754             51,705          43,574
  Service and Parts                                                           190,785            126,085          93,888
                                                                              -------            -------          ------
    Total Revenues                                                          2,087,148          1,599,226       1,302,031
Cost of Sales, Including Floor Plan Interest                                1,830,086          1,410,795       1,156,459
                                                                             ---------         ---------       ---------

  Gross Profit                                                                257,062            188,431         145,572
Selling, General and Administrative Expenses                                  255,066            149,633         124,244
                                                                              -------            -------         -------
Operating Income                                                                1,996             38,798          21,328
Other Interest (Expense)                                                      (14,071)              (969)         (4,398)
Other Income Net                                                                  297                 --           2,580
Equity in Loss of Uncombined Investees                                             --                 --             (74)
                                                                               ------             ------         -------
INCOME (LOSS) BEFORE INCOME TAXES - AUTO DEALERSHIPS                          (11,778)            37,829          19,436
                                                                              --------            ------          ------

AUTO FINANCE
  Revenues                                                                       2,615             1,798           1,798
  Interest Expense                                                              (1,014)             (421)           (421)
  Operating and Other Expenses                                                  (5,336)           (2,867)         (2,867)
                                                                               -------           -------         -------
LOSS BEFORE INCOME TAXES - AUTO FINANCE                                         (3,735)           (1,490)         (1,490)
                                                                               -------           -------         -------

TOTAL COMPANY
  Income (Loss) Before Minority Interests, Benefit
    (Provision) For Income Taxes and Extraordinary Item                        (15,513)           36,339          17,946
  Minority Interests                                                              (138)               --          (3,306)
  Benefit (Provision) for Income Taxes                                           5,511           (14,536)         (6,606)
                                                                               -------           --------         -------
Income (Loss) Before Extraordinary Item                                        (10,140)           21,803           8,034
Extraordinary Item                                                                  --                --          (4,987)
                                                                               -------           --------         -------
Net Income (Loss)                                                             $(10,140)          $21,803          $3,047
                                                                              =========          ========         =======
Diluted Income (Loss) Per Share Before Extraordinary Item                       $(0.54)            $1.22           $0.74
Diluted Income (Loss) Per Share                                                 $(0.54)            $1.22           $0.28
                                                                            ===========       ============    ===========
Weighted Average Shares Outstanding                                         18,607,000        17,872,000      10,851,000
                                                                            -----------       ------------    -----------
EBITDA(c)                                                                      $19,413           $46,295         $28,837


(a) Amounts have been restated to reflect a change in the method of accounting for new vehicle inventories from the LIFO method to the Specific Identification Method.

(b) The Pro Forma Consolidated Statement of Operations for 1996 reflects the Company's completion of its initial public offering of 6,250,000 shares on October 28, 1996 , 1996 acquisitions and other transactions related to the Company's IPO.

(c) EBITDA is defined as income before minority interests, provision for income taxes, interest expense (exclusive of interest expense relating to floor plan notes payable), and depreciation and amortization.

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